Exhibit 99
PRESS RELEASE

For Release:	May 4, 2011
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2011 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2011 income of $.256 million or $.07 per share compared to net income of $3.526 million, or $1.03 per share for the first quarter of 2010. Operating results for the first quarter of 2010 included the recognition of a $3.500 million deferred tax benefit related to NOL carry-forwards. The Corporation’s primary asset, mBank, recorded net income of $.529 million
Some highlights for the quarter included:
•	Nonperforming assets at the end of the first quarter of 2011 totaled $15.045 million, a reduction of $1.080 million from 2010 year end balances.
•	In the first quarter of 2011, the corporation did not record a provision for loan losses as compared to the $.900 million provision recorded in the first quarter of 2010.
•	ORE write-downs/gains and losses of $.467 million
•	Core deposit growth of $25.024 million primarily in transactional accounts, accounting for $17.743 million of this growth.
•	A stable and improving net interest margin of 3.92% for the quarter.
•	SBA/USDA loan sale premium income of $.236 million with a solid pipeline of new loans for sale entering into the second quarter which should enable the company to exceed first quarter totals. We still see premium pricing in the 108% to 110% range on these transactions.
Margin Analysis
Net interest margin in the first quarter of 2011 increased to $4.141 million, 3.92%, compared to $4.022 million, or 3.51%, in the first quarter of 2010. The interest margin increase was largely due to decreased funding costs. Kelly W. George, President and Chief Executive Officer of mBank, stated, “In the first quarter of 2011, we experienced continued margin improvement from decreased rates on deposit funding, increases in low cost transactional accounts, and also our disciplined loan pricing, which can include floor rates with regard to variable rate loans. We expect our margin to improve as we progress through the year with increased funding of new loans and further repayment of maturing brokered deposits.”

Loans and Non-performing Assets
Total loans at March 31, 2011 were $374.609 million, a .72% decrease from the $377.311 million at March 31, 2010 and down $8.477 million from year-end 2010 total loans of $383.086 million. George stated, “Loan growth in the first quarter was impacted by normal principal reduction and pay-downs. The $8.477 million in reductions included $2.384 million in SBA loan sales, and the move of $.800 million of nonperforming loans to OREO, along with a reduction of $1.4 million on another nonperforming loan relationship that was sold. Our first quarter new loan production was satisfactory given the seasonality of our business where the first quarter routinely is the slowest. In the first quarter, we had $16.8 million of production occurring in all regions, including $4.9 million in secondary market mortgage production. Our strongest region was the Upper Peninsula with $11.4 million total production.
The decrease in nonperforming assets in the first quarter is the result of aggressive remediation of nonperforming assets, problem borrowers and related workout programs. George, commenting on credit quality, stated “We continue to aggressively market our OREO properties and believe our aggressive write-downs reflect current market values, and will result in sales later this year. We remain highly focused on overall asset quality metrics given the still challenging overall Michigan economy but believe that things have begun to stabilize. We are encouraged by our Texas Ratio of 24.96% for the quarter, which is among the lowest of the 15 largest public banks headquartered in Michigan.”
Deposits
Total deposits of $400.783 million at March 31, 2011 were down 1.09% from deposits of $405.212 million on March 31, 2010 due to decreased levels of brokered deposits, which declined from $138.812 million on March 31, 2010, to $63.342 million on March 31, 2011. First quarter 2011 deposits were up $14.004 million from year-end 2010 deposits of $386.779 million. The overall increase in deposits for the first quarter of 2011 is comprised of a decrease in noncore deposits of $11.020 million which was offset with increased core deposits of $25.024 million. George, commenting on the increased core deposits, stated, “In the first quarter of 2011, we continued to grow core deposits at a steady rate. We will remain focused on this as a primary strategic objective to reduce our overall dependency on wholesale funding sources for future margin improvements and decreased regulatory costs.”
Noninterest Income/Expense
Noninterest income, at $.577 million in the first quarter of 2011, decreased $.230 million from the first quarter 2010 level of $.807 million. Noninterest income in the first quarter of 2010 includes $.215 million of security gains which the Corporation does not consider recurring or core earnings provider. The other most significant decrease for the 2011 first quarter was fees on deposit accounts, due mostly to lower overdraft fees in 2011, a trend that appears to be industry wide given heightened regulatory scrutiny, pending regulations and customers being more aware and diligent in managing their accounts.
Noninterest expense totaled $4.059 million in the first quarter of 2011, an increase of $.430 million, or 11.85% from the first quarter of 2010. Increased expenses in the first quarter continue to reflect the added cost of aggressive nonperforming asset remediation, along with an increase in FDIC insurance premiums of $.063 million. The expenses related to nonperforming assets were primarily write-downs and gains/losses on OREO of $.467 million. The Corporation continues to look for ways to control costs and remains below peer level in terms of salary and benefits and total operating expenses as a percentage of total assets.
Assets and Capital
Total assets of the Corporation at March 31, 2011 were $492.790 million, down 1.92% from the $502.427 million reported at March 31, 2010. First quarter 2011 total assets were up 2.94% from the $478.696 million of total assets at year-end 2010. Common Shareholders’ equity at March 31, 2011 totaled $43.340 million, or $12.67 per share, compared to $48.160 million, or $14.08 per share on March 31, 2010. The Corporation and the Bank are both “well-capitalized” with Tier 1 Capital at the Corporation of 9.70% and 8.54% at the Bank.
Paul D. Tobias, Chairman and Chief Executive Officer, concluded, “We believe that 2011 will be the year where MFNC begins to demonstrate the earning capability of the franchise as the credit environment and our credit metrics improve. In the 2011 first quarter we experienced good growth in core deposits. We expect good loan growth for the remainder of 2011, which will translate into fee income from sales of SBA/USDA loans, along with good balance sheet growth to enhance our net interest margin. We have also begun to explore the merits of the Small Business Loan Fund as an inexpensive temporary source of capital and a source of repayment of our TARP funding.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $490 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

		For The Period Ended
	March 31,	December 31,	March 31,
	2011	2010	2010
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Assets	$492,790	$478,696	$502,427
Loans	374,609	383,086	377,311
Investment securities	37,543	33,860	36,841
Deposits	400,783	386,779	405,212
Borrowings	36,069	36,069	36,140
Common shareholders’ equity	43,340	43,176	48,160
Total shareholders’ equity	54,097	53,882	58,722

Selected Statements of Income Data:
Net interest income	$4,141	$16,385	$4,022
Income (Loss) before taxes and preferred dividend	659	(3,918)	300
Net income (Loss)	256	(1,160)	3,526
Income (Loss) per common share — Basic	.07	(0.34)	1.03
Income (Loss) per common share — Diluted	.07	(0.34)	1.03
Weighted average shares outstanding	3,419,736	3,419,736	3,419,736

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.92%	3.66%	3.51%
Efficiency ratio	75.73	72.57	78.12
Return on average assets	.22	(0.23)	2.81
Return on average common equity	2.40	(2.54)	32.08
Return on average total equity	1.92	(2.06)	25.95

Average total assets	$478,861	$502,993	$508,495
Average common shareholders’ equity	43,147	45,568	44,577
Average total shareholders’ equity	53,870	56,171	55,109
Average loans to average deposits ratio	98.27%	94.36%	92.93%

Common Share Data (at end of period):
Market price per common share	$6.02	$4.58	$4.72
Book value per common share	$12.67	$12.63	$14.08
Common shares outstanding	3,419,736	3,419,736	3,419,736

Other Data (at end of period):
Allowance for loan losses	$6,184	$6,613	$4,737
Non-performing assets	$15,045	$16,125	$17,619
Allowance for loan losses to total loans	1.65%	1.73%	1.26%
Non-performing assets to total assets	3.05%	3.37%	3.51%
Texas Ratio	24.96%	26.66%	27.75%

Number of:
Branch locations	11	11	10
FTE Employees	108	110	103

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
	2011	2010	2010
(Dollars in thousands)	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$41,715	$22,719	$19,359
Federal funds sold	12,000	12,000	36,000

Cash and cash equivalents	53,715	34,719	55,359

Interest-bearing deposits in other financial institutions	734	713	700
Securities available for sale	37,543	33,860	36,841
Federal Home Loan Bank stock	3,423	3,423	3,794

Loans:
Commercial	287,760	297,047	296,271
Mortgage	81,404	80,756	76,996
Installment	5,445	5,283	4,044

Total Loans	374,609	383,086	377,311
Allowance for loan losses	(6,184)	(6,613)	(4,737)

Net loans	368,425	376,473	372,574

Premises and equipment	9,715	9,660	10,060
Other real estate held for sale	5,081	5,562	7,723
Other assets	14,154	14,286	15,376

TOTAL ASSETS	$492,790	$478,696	$502,427

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing deposits	$39,269	$41,264	$30,356
NOW, money market, checking	154,420	134,703	109,374
Savings	17,691	17,670	20,675
CDs< $100,000	104,258	96,977	75,822
CDs> $100,000	21,803	22,698	30,173
Brokered	63,342	73,467	138,812

Total deposits	400,783	386,779	405,212

Borrowings:
Federal Home Loan Bank	35,000	35,000	35,000
Other	1,069	1,069	1,140

Total borrowings	36,069	36,069	36,140
Other liabilities	1,841	1,966	2,353

Total liabilities	438,693	424,814	443,705

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, 11,000 shares issued and outstanding	10,757	10,706	10,562
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding — 3,419,736 shares	43,525	43,525	43,502
Accumulated earnings (deficit)	(705)	(961)	3,724
Accumulated other comprehensive income	520	612	934

Total shareholders’ equity	54,097	53,882	58,722

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$492,790	$478,696	$502,427

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2011	2010
(Dollars in thousands except per share data)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,136	$5,191
Tax-exempt	42	52
Interest on securities:
Taxable	282	397
Tax-exempt	7	7
Other interest income	33	40

Total interest income	5,500	5,687

INTEREST EXPENSE:
Deposits	1,219	1,457
Borrowings	140	208

Total interest expense	1,359	1,665

Net interest income	4,141	4,022
Provision for loan losses	—	900

Net interest income after provision for loan losses	4,141	3,122

OTHER INCOME:
Service fees	217	223
Net security gains	—	215
Income from loans sold	314	316
Other	46	53

Total other income	577	807

OTHER EXPENSE:
Salaries and employee benefits	1,824	1,720
Occupancy	365	345
Furniture and equipment	194	194
Data processing	176	189
Professional service fees	153	173
Loan and deposit	179	268
ORE writedowns and (gains) losses on sale	467	147
FDIC insurance assessment	285	222
Telephone	51	47
Advertising	88	72
Other	277	252

Total other expense	4,059	3,629

Income before provision for income taxes	659	300
Provision for (benefit of) income taxes	214	(3,411)

NET INCOME	$445	$3,711

Preferred dividend and accretion of discount	189	185

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$256	$3,526

INCOME PER COMMON SHARE:
Basic	$.07	$1.03

Diluted	$.07	$1.03

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2011	2010	2010
Commercial Loans
Real estate — operators of nonresidential buildings	$58,132	$58,114	$49,753
Hospitality and tourism	35,016	37,737	44,820
Operators of nonresidential buildings	17,091	16,598	13,170
Real estate — operators of nonresidential buildings	15,518	15,857	21,529
Other	138,565	135,411	138,964

Total Commercial Loans	264,322	263,717	268,236

1-4 family residential real estate	75,663	75,074	70,087
Consumer	5,445	5,283	4,044
Construction
Commercial	23,438	33,330	28,035
Consumer	5,741	5,682	6,909

Total Loans	$374,609	$383,086	$377,311

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2011	2010	2010
Nonperforming Assets :
Nonaccrual loans	$9,859	$5,921	$9,027
Loans past due 90 days or more	—	—	—
Restructured loans	105	4,642	869

Total nonperforming loans	9,964	10,563	9,896
Other real estate owned	5,081	5,562	7,723

Total nonperforming assets	$15,045	$16,125	$17,619

Nonperforming loans as a % of loans	2.66%	2.76%	2.62%

Nonperforming assets as a % of assets	3.05%	3.37%	3.51%

Reserve for Loan Losses:
At period end	$6,184	$6,613	$4,737

As a % of loans	1.65%	1.73%	1.26%

As a % of nonperforming loans	62.06%	62.61%	47.87%

As a % of nonaccrual loans	62.72%	111.69%	52.48%

Texas ratio	24.96%	26.66%	27.75%

Charge-off Information (year to date):
Average loans	$380,066	$384,347	$84,640

Net charge-offs	429	5,112	1,389

Charge-offs as a % of average loans	.11%	1.33%	.36%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
BALANCE SHEET (Dollars in thousands)

Total loans	$374,609	$383,086	$382,727	$384,839	$377,311
Allowance for loan losses	(6,184)	(6,613)	(5,437)	(6,371)	(4,737)

Total loans, net	368,425	376,473	377,290	378,468	372,574
Intangible assets	—	—	—	—	—
Total assets	492,790	478,696	499,006	500,774	502,427
Core deposits	315,638	290,614	287,055	271,026	236,227
Noncore deposits (1)	85,145	96,165	117,469	134,758	168,985

Total deposits	400,783	386,779	404,524	405,784	405,212
Total borrowings	36,069	36,069	36,069	36,140	36,140
Common shareholders’ equity	43,340	43,176	45,329	45,621	48,160
Total shareholders’ equity	54,097	53,882	55,987	56,231	58,722
Total shares outstanding	3,419,736	3,419,736	3,419,736	3,419,736	3,419,736

AVERAGE BALANCES (Dollars in thousands)

Assets	$478,861	$488,320	$512,335	$502,942	$508,495
Loans	380,066	385,296	385,268	382,169	384,640
Deposits	386,743	393,266	416,847	405,449	413,897
Common equity	43,147	44,339	46,041	47,542	44,577
Equity	53,870	55,015	56,668	57,889	55,109

INCOME STATEMENT (Dollars in thousands)

Net interest income	$4,141	$4,276	$4,064	$4,023	$4,022
Provision for loan losses	—	1,800	1,000	2,800	900

Net interest income after provision	4,141	2,476	3,064	1,223	3,122
Total other income	577	747	648	593	807
Total other expense	4,059	4,037	3,601	5,330	3,629

Income before taxes	659	(814)	111	(3,514)	300
Provision for (benefit of) income taxes	214	1,093	30	(1,212)	(3,411)

Net income	445	(1,907)	81	(2,302)	3,711

Preferred dividend expense	189	185	185	186	185

Net income (loss) available to common shareholders	$256	$(2,092)	$(104)	$(2,488)	$3,526

PER SHARE DATA

Earnings	$.07	$(.61)	$(.03)	$(.73)	$1.03
Book value per common share	12.67	12.63	13.26	13.34	14.08
Market value, closing price	6.02	4.58	5.10	6.50	4.72

ASSET QUALITY RATIOS

Nonperforming loans/total loans	2.66%	2.76%	2.94%	2.87%	2.62%
Nonperforming assets/total assets	3.05	3.37	3.41	3.34	3.51
Allowance for loan losses/total loans	1.65	1.73	1.42	1.66	1.26
Allowance for loan losses/nonperforming loans	62.06	62.61	48.34	57.69	47.87
Texas ratio (2)	24.96	26.66	27.68	26.71	27.76

PROFITABILITY RATIOS

Return on average assets	.22%	(1.70)%	(.08)%	(1.98)%	2.81%
Return on average common equity	2.40	(18.72)	(.90)	(20.99)	32.08
Return on average equity	1.92	(15.09)	(.73)	(17.24)	25.95
Net interest margin	3.92	3.88	3.69	3.56	3.51
Efficiency ratio	75.73	65.05	75.98	76.04	78.12
Average loans/average deposits	98.27	97.97	92.42	94.26	92.93

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	9.70%	9.25%	9.22%	9.38%	9.85%
Tier 1 capital to risk weighted assets	11.61	11.36	11.73	11.65	12.48
Total capital to risk weighted assets	12.86	12.62	12.98	12.91	13.69
Average equity/average assets	11.25	11.27	11.06	11.51	10.84
Tangible equity/tangible assets	11.25	11.27	11.06	11.51	10.84

(1)	Noncore deposits includes Internet CDs, brokered deposits 100,000 and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS